UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2015

WESTBURY BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35871	46-1834307
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 South Main Street, West Bend, Wisconsin	53095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (262) 334-5563

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 18, 2015, Westbury Bank (the “Bank”), a wholly owned subsidiary of Westbury Bancorp, Inc. (the “Company”), entered into a split-dollar life insurance agreement (the “Split Dollar Agreement”) with Greg J. Remus, President and Chief Executive Officer of the Company and the Bank. The Split Dollar Agreement is designed to provide Mr. Remus’ designated beneficiary with a death benefit of $600,000 in the event of his death while actively employed with the Bank. Under the terms of the Split Dollar Agreement, the Bank is the owner of the life insurance policies under which Mr. Remus is insured, and the Bank shall pay all premiums associated with such policies. If Mr. Remus terminates employment with the Bank prior to his death, the Split Dollar Agreement shall terminate and Mr. Remus would have the right to purchase the life insurance policies from the Bank.

In addition, on December 18, 2015, the Bank entered into an amended and restated salary continuation agreement with Kirk J. Emerich, Executive Vice President and Chief Financial Officer of the Company and the Bank (the “New SERP”). The New SERP supersedes and replaces Mr. Emerich’s original salary continuation agreement with the Bank dated May 14, 2004 (the “Original SERP”). Under the terms of the New SERP, Mr. Emerich (or his designated beneficiary in the event of death) would be entitled to an annual retirement benefit of $22,800, payable in 12 equal monthly installments for 240 months (the “Retirement Benefit”). The Retirement Benefit represents Mr. Emerich’s accrued benefit under the Original SERP calculated as of December 31, 2015. The Retirement Benefit would be payable upon the earlier of Mr. Emerich’s: (1) termination of employment for any reason at or after age 62; (2) death; (3) disability; or (4) termination of employment by the Bank without cause or voluntary resignation for “good reason” as defined in the New SERP.

The foregoing descriptions of the Split Dollar Agreement and the New SERP do not purport to be complete and are qualified in their entirety by reference to the Split Dollar Agreement and the New SERP attached hereto as Exhibits 10.1 and 10.2, respectively, of this Current Report on Form 8-K, and are incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. None.

(d)	Exhibits:

Exhibit No.        Description

Exhibit 10.1	Split-Dollar Life Insurance Agreement between Westbury Bank and Greg J. Remus dated December 18, 2015.

Exhibit 10.2	Amended and Restated Salary Continuation Agreement between Westbury Bank and Kirk J. Emerich dated December 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTBURY BANCORP, INC.
DATE: December 23, 2015	By:
Kirk J. Emerich Executive Vice President and Chief Financial Officer

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